Exhibit 99.1

Aptevo Unveils Two Next-Generation, Industry Leading Trispecifics, Expanding CD3 Oncology Pipeline to Five Molecules

New candidates, APVO452 and APVO451, harness proprietary ADAPTIR-FLEX™ design to target prostate and multiple solid tumor cancers by simultaneously engaging tumor antigens, T cells, and immunosuppressive cells

Mipletamig-driven clinical validation of the CRIS-7-derived CD3 binding domain underpins Aptevo’s introduction of new, trispecific CD3-directed anti-cancer molecules

SEATTLE, WA – September 4, 2025 – Aptevo Therapeutics Inc. (“Aptevo” or the “Company”) (Nasdaq: APVO), a clinical-stage biotechnology company focused on developing novel immuno-oncology therapeutics based on its proprietary ADAPTIR™and ADAPTIR-FLEX™ platform technologies, today announced expansion of its anti-cancer pipeline with the filing of two provisional patents for trispecific candidates, APVO452 and APVO451 for prostate cancer and multiple, additional solid tumor types with significant unmet needs. These programs build on the Company’s growing suite of CRIS-7–derived, CD3-directed molecules and are supported by compelling clinical validation from lead candidate, mipletamig, which has demonstrated strong clinical safety and efficacy for the treatment of acute myeloid leukemia (AML).

A New Generation of CD3 Therapies

Aptevo’s CD3-engaging portfolio is anchored by mipletamig, a first-in-class CD123 x CD3 bispecific currently being evaluated in RAINIER, a Phase 1b/2 trial for frontline AML. In total, mipletamig has been evaluated in more than 100 patients across three trials, where mipletamig has consistently demonstrated high remission rates and a favorable safety and tolerability profile, with no observed cytokine release syndrome in frontline patients treated to date.

Building on this clinical validation, Aptevo previously expanded the suite with tumor-directed bispecifics APVO442 (prostate, PSMA x CD3) and APVO455 (solid tumors, Nectin-4 x CD3). All share the CRIS-7-derived CD3 binding domain, designed to deliver tumor-specific immune activation with a lower risk of systemic toxicity.

“It’s thrilling to introduce Aptevo’s first two trispecific immune cell engager biologics—and an exciting milestone for our team. Powered by our ADAPTIR-FLEX platform, these molecules are designed with a finely tuned mechanism of action that not only activates T cells in a tumor-specific manner but also modulates the immunosuppressive tumor microenvironment. This achievement reflects the monumental effort and exceptional talent of our highly capable team. Ultimately, we are creating therapeutics with the potential to fight cancer using multiple approaches of attack, but with a single molecule,” said Peter Pavlik, PhD, Senior Director of Protein Engineering at Aptevo.

Trispecifics Designed to Modulate the Tumor Microenvironment

Expansion into trispecific molecule development represents a potentially profound emerging treatment option with the potential to unlock deeper, more durable anti-tumor responses by simultaneously engaging multiple immune pathways while limiting systemic toxicity. Solid tumors remain difficult to treat because the tumor microenvironment (TME) actively suppresses immune responses, limiting the efficacy of current therapies. To address this, Aptevo is advancing a new class of trispecific engagers that unite tumor targeting, T cell activation, and immune costimulation in a single molecule. This design has the potential to be delivered safely while harnessing the body’s own immune system to fight tumors locally in the tumor microenvironment.

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APVO452 targeting PSMA, CD3, and CD40, is designed to address prostate cancers via PSMA targeting. This molecule works like a three-in-one tool: One-part locks onto the tumor, another part activates the body’s T cells to fight, and the third part reprograms other immune cells that normally protect the tumor. In preclinical studies, this trispecific approach was able to effectively kill tumor cells and, importantly, only switched on the immune system when tumor cells were present
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APVO451 similarly incorporates trispecific design principles, targeting Nectin-4, CD3, and CD40, and is intended for a broad range of solid tumors. Early data indicate potent, anti-cancer activity that attacks cancer in multiple ways, increasing the opportunity to address critical unmet needs by offering treatment options for multiple solid tumors

“Beyond ramping up immune cell activity, there is a need for cancer treatments that achieve the true goal of immunotherapy in oncology: to restore balance to the immune system so it can kill tumor cells, while avoiding dangerous side effects. Tumor cells don’t exist in isolation. There is a complex tumor environment that includes other types of cells and structures—that signal to each other, increasing tumor growth and progression, and suppressing the body from fighting back. It’s not one single barrier; it’s a whole network of barriers working together,” said Lynn Bonham, PhD, Senior Director of Translational Pharmacology at Aptevo. Bonham continued, “Our new trispecific molecules, APVO452 and APVO451, are built to tackle tumors on several fronts at once. They lock onto the tumor itself, activate T cells to attack it, and reprogram suppressive immune cells so they help the fight instead of holding it back."

Looking Ahead

With the addition of APVO452 and APVO451, Aptevo now has eight bispecific and trispecific therapeutic candidates, including five molecules that employ the CRIS-7-derived CD3 pathway. This dual strategy positions the Company at the forefront of next-generation T cell engagers, with a pipeline purposefully designed to address both hematologic and solid tumor cancers such as AML, lung and breast cancers and multiple other solid tumor types.

About Aptevo Therapeutics

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel bispecific and trispecific immunotherapies for the treatment of cancer. The Company has two clinical candidates. Mipletamig is currently being evaluated in RAINIER, a two-part Phase 1b/2 trial for the treatment of frontline AML in combination with standard-of-care venetoclax + azacitidine. Mipletamig has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act. ALG.APV-527, a bispecific conditional 4-1BB agonist, only active upon simultaneous binding to 4-1BB and 5T4, is being co-developed with Alligator Bioscience and is being evaluated in a Phase 1 clinical trial for the treatment of multiple solid tumor types likely to express 5T4. The Company has six preclinical candidates with different mechanisms of action designed to target a range of solid tumors. All pipeline candidates were created from two proprietary platforms, ADAPTIR and ADAPTIR-FLEX. The Aptevo mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, whether pre-clinical studies of Aptevo’s trispecific candidates APVO452 and APVO451 will show the desired anti-tumor efficacy, mechanism of action and safety profile and whether APVO452 and APVO451 will function with new mechanisms of action compared to our previous candidates and synergistically induce a biological response, whether APVO452 and APVO451 will demonstrate the ability to fight a range of solid malignancies, including prostate cancer, whether Aptevo’s provisional patent applications will result in patents or adequately protect APVO452 and APVO451, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones, whether further study of mipletamig in a Phase 1b dose optimization trial focusing on multiple doses of mipletamig in combination with venetoclax + azacitidine on a targeted patient population will continue to show clinical benefit, whether Aptevo’s final trial results will vary from its earlier assessment, the possibility and timing of interim data readouts for ALG.APV-527, development and continued development of Aptevo’s current and potential future molecules, the anticipated timing of the initiation of preclinical studies of APVO452 and APVO451, APVO452’s and APVO451’s future development and efficacy with respect to addressing multiple solid tumor types, including prostate cancer, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words “may,” “continue to,” “believes,” “knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary or interim data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of mipletamig, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises, geopolitical risks, including the current war between Russia and Ukraine and the wars between Israel and Hamas, Israel and Iran, and any other military event that could evolve out of any of the current conflicts and macroeconomic conditions such as economic uncertainty, imposition of tariffs, rising inflation and interest rates, continued market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller

Head, Investor Relations & Corporate Communications

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628